Exhibit 10.5

COUGAR BIOTECHNOLOGY, INC.

SEVERANCE PLAN

Cougar Biotechnology, Inc., a Delaware corporation (the “Company”), has adopted this Cougar Biotechnology, Inc. Severance Plan (the “Plan”), dated as of May 21, 2009, and effective upon the consummation of a Corporate Transaction (as defined herein), for the benefit of certain of its employees, on the terms and conditions hereinafter stated. The Plan, as set forth herein, is intended to reinforce and encourage the continued attention and dedication of such employees to their duties without distraction in light of the contemplated Corporate Transaction.

1. Defined Terms. For purposes of the Plan, the following terms shall have the meanings indicated below:

1.1 “Annual Base Salary” means a Participant’s annual base salary at the rate in effect immediately prior to a Qualifying Termination or, if higher, at the rate in effect immediately prior to a Corporate Transaction.

1.2 “Board” means the Board of Directors of the Company.

1.3 “Cash Payment” shall have the meaning provided in Section 4.1(a) hereof.

1.4 “Cause” for termination of a Participant’s service relationship means “Cause” as defined in the Participant’s employment agreement with the Company, if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means (i) any material failure or neglect by the Participant to perform his or her duties or responsibilities to the Company; (ii) any act of fraud, embezzlement, theft, misappropriation, or dishonesty by the Participant relating to the Company or its business or assets; (iii) the Participant’s commission of a felony or other crime involving moral turpitude; (iv) any gross negligence or intentional misconduct on the part of the Participant in the conduct of his or her duties and responsibilities or services, as applicable, with the Company or which adversely affects the image, reputation or business of the Company; or (v) any material breach by the Participant of any written agreement between the Company and the Participant.

1.5 “COBRA Coverage” shall have the meaning provided in Section 4.1(b) hereof.

1.6 “COBRA Period” means a period beginning on the applicable Date of Termination and continuing until the earliest to occur of (i) eighteen (18) calendar months immediately following the Date of Termination, (ii) the expiration of the Participant’s (or his or her legal dependent’s, as applicable) eligibility for benefits under COBRA, or (iii) such time as the Participant becomes eligible to receive medical benefits under a “group health plan” (within the meaning of COBRA) maintained by a subsequent employer of the Participant.

1.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.8 “Committee” means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

1.9 “Company” means Cougar Biotechnology, Inc., a Delaware corporation.

1.10 “Corporate Transaction” means any of the following transactions to which the Company is a party:

(a) a transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s voting securities outstanding immediately after such acquisition; or

(b) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, that no person or group shall be treated for purposes of this paragraph (b)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

1.11 “Date of Termination” shall have the meaning provided in Section 7 hereof.

1.12 “Employee” means an individual who is an employee of the Company or any Successor Entity at any time on or after the adoption of this Plan.

1.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

1.14 “Good Reason” means the occurrence of any one or more of the following events without the Participant’s written consent:

(a) a material diminution in the Participant’s Annual Base Salary; or

(b) a change in the geographic location at which the Participant must perform services to a location that is greater than twenty-five (25) miles from 10990 Wilshire Boulevard, Los Angeles, CA 90024.

provided, however, that no termination shall be deemed a termination by the Executive for Good Reason unless such termination is effected pursuant to a Notice of Termination satisfying the requirements of Section 7 hereof.

1.15 “Participant” means an Employee of the Company who holds the title of Vice President or above as of the date hereof, as identified on Schedule A attached hereto.

1.16 “Plan” means this Cougar Biotechnology, Inc. Severance Plan.

1.17 “Qualifying Termination” shall have the meaning provided in Section 4.3 hereof.

1.18 “Release” shall have the meaning provided in Section 4.2 hereof.

1.19 “Severance” means either or both of the Cash Payment or the COBRA Coverage.

1.20 “Successor Entity” means any entity that acquires or otherwise succeeds to all or substantially all of the business or assets of the Company following a Corporate Transaction.

2. Effectiveness of the Plan. This Plan shall become effective upon the consummation of a Corporate Transaction and shall be of no force or effect prior to a Corporate Transaction. In the event that a Corporate Transaction does not occur on or prior to the first anniversary of the date on which this Plan is adopted, the Plan shall thereupon automatically terminate and have no force or effect.

3. Administration. Subject to Section 12.3 hereof, the Plan shall be interpreted, administered and operated by the Committee, which shall have complete authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may delegate any of its duties hereunder to a subcommittee, or to such person or persons from time to time as it may designate. All decisions, interpretations and other actions of the Committee shall be final, conclusive and binding on all parties who have an interest in the Plan.

4. Severance.

4.1 Payments and Benefits.

(a) Cash Payment. If a Participant experiences a Qualifying Termination and the Participant executes and does not revoke a Release in accordance with Section 4.2 below, then, subject to Section 6.2 below, the Company shall pay to the Participant, within eight (8) days after the Date of Termination, a lump-sum payment (the “Cash Payment”) equal to the sum of (x) eighteen (18) months of the Participant’s Annual Base Salary, and (y) a pro ration of the Participant’s target bonus as set forth on Schedule A attached hereto, with such pro ration determined by multiplying such target bonus amount by a fraction, the numerator of which is the number of days during which the Participant was employed by Company in the fiscal year of his termination and the denominator of which is 365.

(b) COBRA Coverage. If a Participant experiences a Qualifying Termination and the Participant executes and does not revoke a Release in accordance with Section 4.2 below, then, subject to Section 6.2 below, the Company shall provide to such Participant and the Participant’s legal dependents during the COBRA Period, at the same premium cost to such Participant as in effect for similarly situated active employees of the Company (subject to plan changes affecting plan participants generally), continuation of group healthcare coverage (“COBRA Coverage”) under a “group health plan” (within the meaning of Section 4980B of the Code and the regulations thereunder (“COBRA”)) of the Company, provided, in any case, that such Participant properly elects continuation healthcare coverage under COBRA. Following such continuation period, any further continuation of such coverage under applicable law (if any) shall be at the Participant’s sole expense.

4.2 Release. Notwithstanding anything herein to the contrary, no Participant shall be eligible to receive any component of the Severance unless he or she first executes a general release of claims substantially in the form attached as Exhibit A hereto (the “Release”) within twenty-one (21) days (or forty-five (45) days if necessary to comply with applicable law) after the Date of Termination and does not revoke such Release within seven (7) days thereafter.

4.3 Qualifying Termination. “Qualifying Termination” means the Participant’s termination of employment with the Company either by the Company without Cause or by the Participant for Good Reason, in each case, within twelve (12) months after the effective date of such Corporate Transaction. For the avoidance of doubt, in no event shall a Participant be deemed to have experienced a Qualifying Termination as a result of the Participant’s death or disability.

5. Limitations. The limitations contained in this Section 5 shall apply, notwithstanding any provision of this Plan to the contrary.

5.1 Non-Qualifying Termination. If a Participant’s status as an Employee is terminated for any reason other than due to a Qualifying Termination, the Participant shall not be entitled to receive any Severance or other payment under this Plan, and the neither the Company nor any Successor Entity shall have any obligation to such Participant under this Plan.

5.2 No Duplication of Benefits. No Employee who is or may become entitled to cash separation payments or benefits (other than with respect to compensation accrued prior to termination) under any employment, consulting or severance agreement or other plan, program or arrangement of the Company, including, without limitation, the Company’s Chief Executive Officer with respect to any such amounts payable pursuant to his employment agreement with the Company, shall be entitled to any Severance or other benefits under this Plan.

6. Section 409A.

6.1 General. To the extent applicable, this Plan shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Plan to the contrary, to the extent that the Committee determines that any payments or benefits under this Plan may not be either compliant with or exempt from Section 409A of the Code and related Department of Treasury guidance, the Committee may in its sole discretion adopt such amendments to this Plan or take such other actions that the Committee determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Plan from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 6.1 shall not create any obligation on the part of the Committee to adopt any such amendment or take any other action.

6.2 Potential Six-Month Delay. Notwithstanding anything to the contrary in this Plan, no amounts shall be paid to any Participant under this Plan during the six-month period following such Participant’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h)) to the extent that the Committee reasonably determines that paying such amounts at the time or times indicated in this Plan would result in a prohibited distribution under Section 409A(a)(2)(b)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Code Section 409A without resulting in a prohibited distribution, including as a result of the Participant’s death), the Participant shall receive payment of a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such six-month period without interest thereon.

7. Termination Procedures. Any purported termination of a Participant’s employment shall be communicated by written Notice of Termination from the terminating party to the other party in accordance with Section 10 hereof. For purposes of this Section 7, a “Notice of Termination” shall mean (a) in the case of termination by the Company with Cause or by the Participant with Good Reason, a notice indicating (i) in reasonable detail the facts and circumstances giving rise to the determination that Cause or Good Reason exists, as applicable, and (ii) the effective date of the termination of employment (absent cure, as provided below), and (b) in the case of all other terminations of employment, a notice indicating the effective date of the termination of employment, in each case, subject to any other contractual obligations that may exist between the Company and the Participant (the date specified in any such Notice of Termination, the “Date of Termination”). Notwithstanding the foregoing, in the case of a termination by the Company with Cause or by the Participant with Good Reason, the non-terminating party shall have an opportunity to cure, to the extent capable of cure, the circumstances giving rise to Cause or Good Reason, as applicable, within thirty (30) days after receipt of such Notice of Termination. If the non-terminating party fails to cure such circumstances, the Date of Termination shall be as specified in the Notice of Termination, notwithstanding such thirty (30) day cure period.

8. No Mitigation. No Participant shall be required to seek other employment or to attempt in any way to reduce or mitigate any Severance payable under this Plan and the amount of any such Severance shall not be reduced, except as expressly provided in Section 4.1(b), by any other compensation paid or provided to any Participant following such Participant’s termination of service.

9. Successors.

9.1 Company Successors. This Plan shall inure to the benefit of and shall be binding upon the Company, the Successor Entity, and their successors and assigns. Any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume and agree to perform the obligations of the Company under this Plan.

9.2 Participant Successors. This Plan shall inure to the benefit of and be enforceable by each Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees or other beneficiaries. If a Participant shall die while any amount remains payable to such Participant hereunder, all such amounts shall be paid in accordance with the terms of this Plan to the executors, personal representatives or administrators of such Participant’s estate.

10. Notices. All communications relating to matters arising under this Plan shall be in writing and shall be deemed to have been duly given when hand delivered, faxed, emailed or mailed by reputable overnight carrier or United States certified mail, return receipt requested, addressed, if to a Participant, to the address on file with the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

Cougar Biotechnology, Inc.

10990 Wilshire Blvd, Suite 1200

Los Angeles, CA 90024

Attention: Compensation Committee

11. Claims Procedure; Arbitration.

11.1 A Participant may file with the Committee, in accordance with Section 10 above, a written claim for benefits under the Plan. The Committee shall, within a reasonable time not to exceed forty-five (45) days, unless special circumstances require an extension of time of not more than an additional forty-five (45) days (in which event a Participant will be notified of the delay during the first forty-five (45) day period), provide notice in writing to any Participant whose claim for benefits shall have been denied, delivered in accordance with Section 10 above, setting forth the following in a manner calculated to be understood by the Participant:

(a) the specific reason or reasons for the denial;

(b) specific reference to the provision or provisions of the Plan on which the denial is based;

(c) a description of any additional material or information required to perfect the claim, an explanation of why such material or information is necessary; and

(d) information as to the steps to be taken in order that the denial of the claim may be reviewed.

11.2 If written notice of the denial of a claim has not been provided to a Participant, and such claim has not been granted within the time prescribed in Section 11.1 above (including any applicable extension), the claim for benefits shall be deemed denied.

11.3 A Participant whose claim for benefits shall have been denied in whole or in part pursuant to Section 11.2 above may, within forty-five (45) days after either the receipt of the denial of the claim or from the time the claim is deemed denied (unless the notice of denial grants a longer period within which to respond), appeal such denial to the Company. The Participant may, upon request, at this time review documents pertinent to his claim and may submit written issues and comments.

11.4 The Company shall notify a Participant of its decision within forty-five (45) days after an appeal is received, unless special circumstances require an extension of time of not more than an additional forty-five (45) days (in which event a Participant will be notified of the delay during the first forty-five (45) day period). Such decision shall be given in writing in accordance with Section 10 above in a manner calculated to be understood by the Participant and shall include the following:

(a) specific reasons for the decision; and

(b) specific reference to the provision or provisions of the Plan on which the decision is based.

11.5 Any dispute arising under or in connection with this Plan shall be resolved by binding arbitration in Los Angeles, California, under the Employment Dispute Resolution Rules of the American Arbitration Association (“AAA”) with a single arbitrator appointed by the AAA. The costs of any such arbitration proceedings shall be borne equally by the Participant and the Company; provided, however, that if the Participant is determined to be the prevailing party, the arbitrator may provide that such Participant shall be entitled to recover reasonable attorneys’ fees.

12. Miscellaneous.

12.1 Entire Plan. This Plan contains the entire understanding of the parties relating to the subject matter hereof.

12.2 No Right to Continued Service. Nothing contained in this Plan shall (i) confer upon any Participant any right to continue as an Employee of the Company or any Successor Entity, (ii) constitute any contract of employment or agreement to continue employment for any particular period, or (iii) interfere in any way with the right of the Company or any Successor Entity to terminate a service relationship with any Participant, with or without Cause.

12.3 Termination and Amendment of Plan. Except as provided below, during the fifteen (15) month period following a Corporate Transaction, neither the Company nor any Successor Entity may terminate this Plan, nor may the Company or any Successor Entity amend this Plan if any such amendment would have an adverse impact on the interests of any Participant under this Plan, in either case, without the express written consent of each Participant so affected. At any time prior to a Corporate Transaction, the Board may, in its sole discretion, terminate or amend this Plan by resolution. Following a Participant’s Qualifying Termination, no Plan termination or amendment shall adversely affect the rights of such Participant under the Plan without such Participant’s written consent.

12.4 Withholding. The Company shall have the authority and the right to deduct and withhold an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any Severance payable under this Plan.

12.5 Code Section 280G.

(a) A Participant shall bear all expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any payment received hereunder, including, without limitation, any excise tax imposed by Section 4999 of the Code; provided, however, that any Severance, when taken together with any other payment or benefit received or to be received by the Participant in connection with a Corporate Transaction or the termination of the Participant’s employment (whether payable pursuant to any other plan, arrangements or agreement with the Company or any affiliate) (all such payments and benefits, being hereinafter called “Total Payments”) shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by the Participant shall exceed the net after-tax benefit received by the Participant if no such reduction was made. For purposes of this Section 12.5, “net after-tax benefit” shall mean (i) the total of all payments and the value of all benefits which the Participant receives or is then entitled to receive from the Company that would constitute “parachute payments” within the meaning of Section 280G of the Code, less (ii) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Participant (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing) and the amount of applicable employment taxes, less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

(b) The foregoing determination shall be made by tax counsel appointed by the Company (the “Tax Counsel”). The Tax Counsel shall submit its determination and detailed supporting calculations to both the Participant and the Company within 15 days after receipt of a notice from either the Company or the Participant that the Participant may receive payments which may be “parachute payments.” If the Tax Counsel determines that such reduction is required by this Section 12.5, the Severance shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, and the Company shall pay such reduced amount to the Participant. If the Tax Counsel determines that no reduction is necessary under this Section 12.5, it will, at the same time as it makes such determination, furnish the Participant and the Company an opinion that the Participant shall not be liable for any excise tax under Section 4999 of the Code. The Participant and the Company shall each provide the Tax Counsel access to and copies of any books, records, and documents in the possession of the Participant or the Company, as the case may be, reasonably requested by the Tax Counsel, and otherwise cooperate with the Tax Counsel in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 12.5. The fees and expenses of the Tax Counsel for its services in connection with the determinations and calculations contemplated by this Section 12.5 shall be borne by the Company.

12.6 Benefits not Assignable. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under this Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

12.7 Applicable Law. This Plan shall be construed and interpreted in accordance with the laws of the State of California without reference to the conflict of laws provisions thereof, to the extent not preempted by federal law, which shall otherwise control.

12.8 Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

12.9 Captions. The captions contained in this Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan’s provisions.

12.10 Expenses. The expenses of administering the Plan shall be borne by the Company or any Successor Entity.

12.11 Unfunded Plan. The Plan is intended to be an “unfunded” plan for Severance benefits. With respect to any Severance payments not yet made to a Participant, nothing contained in the Plan shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company or any Successor Entity.

EXHIBIT A

GENERAL RELEASE AND WAIVER

FORM OF RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Cougar Biotechnology, Inc., a Delaware corporation (the “Company”), and each of the Company’s partners, associates, affiliates, subsidiaries, predecessors, successors, heirs, assigns, agents, directors, officers, employees, representatives, and all persons acting by, through, or under them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent, which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever arising from the beginning of time to the date hereof (hereinafter called “Claims”).

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the undersigned’s employment by the Releasees, or any of them, or the termination thereof; any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, severance pay or other benefits; any claim for benefits under any stock option, restricted stock or other equity-based incentive plan of the Releasees, or any of them (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on the Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Family Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the National Labor Relations Act, the California Labor Code, the California Family Rights Act and the California Fair Employment and Housing Act, each as amended. Notwithstanding the foregoing, this Release shall not operate to release any rights or claims (and such rights or claims shall not be included in the definition of “Claims”) of the undersigned (i) with respect to payments or benefits to which the undersigned may be entitled under Section 4 of the [Severance Plan], or (ii) to accrued or vested benefits the undersigned may have, if any, under any applicable plan, policy, program, arrangement or agreement of any of the Releasees, including, without limitation, pursuant to any equity or long-term incentive plans, programs or agreements.

THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE

Exh. A-1

RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

[IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(1) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(2) HE HAS FORTY-FIVE (45) DAYS FROM HIS SEPARATION FROM SERVICE (AS DEFINED IN THE EMPLOYMENT AGREEMENT) TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(3) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.]1

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against the Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees, or any of them, any of the Claims released hereunder, then the undersigned shall pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys’ fees incurred by the Releasees in defending or otherwise responding to said suit or Claim. Nothing herein shall prevent the undersigned from raising or asserting any defense in any suit, claim, proceeding or investigation brought by any of the Releasees, and by raising or asserting any such defense, the undersigned shall not become obligated to pay attorneys’ fees under this paragraph.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

[1]	Include if applicable.

Exh. A-2

The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by him with respect to the matters released in this Agreement, and the undersigned agrees that this Agreement shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

IN WITNESS WHEREOF, the undersigned has executed this Release this          day of             , 20    .

[NAME]

Exh. A-3